STOCK PURCHASE AGREEMENT

BETWEEN

____

AND

LEVER GLOBAL CORPORATION

This STOCK PURCHASE AGREEMENT (this "Agreement") effective March 31, 2022, by and between LEVER GLOBAL CORPORATION, a Delaware corporation ("Seller") to be incorporated to conduct business as a software development entity, and FUTURE CARERS PTY LTD., represented by REINHOLD HUMMEL (Buyer) concerning the following facts and circumstances:

A. FUTURE CARERS PTY LTD. TRUST are qualified accredited investor(s) with a net worth of at least $1,000,000 who have known Trent McKendrick since 2012.

B. The Buyer desires to invest $30,000 towards the start-up of LEVER GLOBAL CORPORATION, which will be incorporated in the United States to start a software development company.

C. Seller desires to sell, and Buyer wants to purchase 3,000,000 shares of the Common Stock of Seller or Lever Global Corporation (the "Common Stock") at the purchase price, subject to the terms and conditions.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, representations and warranties set forth herein, each of the parties hereto hereby agrees as follows:

1. Purchase of Common Stock.

1.1 Purchase. Subject to the terms and conditions of this Agreement, Seller hereby agrees to sell to Buyer the Common Stock for an aggregate purchase price of thirty thousand dollars ($30,000.00) (the "Purchase Price"). The Buyer shall pay the Purchase Price to the Seller at the Closing.

1.2 Closing. The purchase of the Common Stock shall take place at Closing at the offices of the Seller in West Hollywood, CA, on or before March 31, 2022, or such other place, day, and time as may be agreed upon by Seller and Buyer (the "Closing Date").

1.2.1 The Seller shall issue a certificate of its Common Stock in the Buyer's name or its assignee for 3,000,000 shares upon incorporating the Company and receipt of a check or wire transfer of $30,000 (the "Issue Date").

1.3 Further Assurances. Each of the parties hereto shall execute all further documents and writings and perform such other reasonable actions that may be or become necessary or expedient to effectuate the purchase of the Common Stock as contemplated hereby.

2. Representations, Warranties, and Covenants of Seller.

2.1 As an inducement for Buyer to enter into this Agreement, as of the date hereof and as of the Issue Date, Seller represents, warrants, and agrees as follows:

2.1.1 This Agreement has been or, as of the Closing Date, will have been duly executed and delivered by Seller and constitutes or, upon execution, will constitute a legal, valid and binding obligation of Seller, enforceable against Seller following its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and by limitations on the availability of equitable remedies).

2.1.2 On the Issue Date, Seller will deliver the Common Stock free and clear of any liens, claims, security interest, or other encumbrances created by or through Seller. The Seller has full power and right to issue the Common Stock pursuant to the terms hereof. On and at all times after the Issue Date, all Common Stock shall be duly authorized, validly issued, fully paid, and nonassessable.

3. Miscellaneous.

3.1 All representations and warranties of Seller made under Section 2 of this Agreement shall survive for one (1) year.

3.2 This Agreement constitutes the entire Agreement among the parties and supersedes all prior agreements, representations, warranties, statements, and understandings, whether oral or written, concerning the subject matter hereof.

3.3 This Agreement shall be governed by the laws of the State of Delaware, without giving effect to the conflict of law provisions thereof.

3.4 This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assign. This Agreement and the rights and obligations of the parties hereto shall not be assignable by any party hereto without the written consent of the other parties hereto.

3.5 The validity, legality, or enforceability of the remainder of this Agreement shall not be affected even if one or more of the provisions of this Agreement shall be held to be invalid, illegal, or unenforceable in any respect.

3.6 None of the terms or provisions of this Agreement shall be modified, waived, or amended except by a written instrument signed by the party against which any modification, waiver, or amendment is to be enforced.

3.7 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

SELLER:

LEVER GLOBAL CORPORATION

By: ______________________________

Trent Mckendrick, CEO

BUYER: FUTURE CARERS PTY LTD

By: Reinhold Hummel

Reinhold Hummel, Managing Director

EXHIBIT A:

Proof of Payment – CHASE BANK DEPOSIT, International payment report.